                                 SCHEDULE 14A

                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]


Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, For Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12


                        RESORT INCOME INVESTORS, INC.
               (Name of Registrant as Specified In Its Charter
                and Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)   Title of each class of securities to which transaction applies:

       (2)   Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)   Proposed maximum aggregate value of transaction:

       (5)   Total fee paid:


[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)   Amount Previously Paid:

       (2)   Form, Schedule or Registration Statement No.:

       (3)   Filing Party:

       (4)   Date Filed:

                          RESORT INCOME INVESTORS, INC.
                               ONE NORWEST CENTER
                                  1700 LINCOLN
                                   49TH FLOOR
                           DENVER, COLORADO 80203-4549

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 ---------------

To the Stockholders of
Resort Income Investors, Inc.:

         The Annual Meeting of Stockholders (the "Meeting") of Resort Income Investors, Inc., a Delaware corporation (the "Company"), will be convened in the John D. Hershner Room, One Norwest Center, 1700 Lincoln, Denver, Colorado 80203 on June 29, 1995, at 9:00 a.m. (Mountain Standard Time) (the "Meeting Date") pursuant to this notice. All Stockholders are entitled to attend the Meeting on the Meeting Date if they so elect. The Company is soliciting proxies, pursuant to the attached Proxy Statement, for use at the Meeting on the Meeting Date. The Company expects that a quorum will be present on the Meeting Date and that the matters to be considered by the Stockholders will be acted upon at the Meeting. The Meeting of Stockholders will be held for the following purposes:

         (1) To elect four directors to hold office until the next Annual Meeting of Stockholders or otherwise as provided in the by-laws of the Company;

         (2) To consider and act upon the selection of Deloitte & Touche LLP as independent public accountants of the Company for the year 1995; and

         (3) To transact such other business as may properly come before the Meeting, or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 8, 1995, as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting.

         Whether or not you plan to attend the Meeting in person, please complete, sign and return the enclosed form of proxy. Thank you.

                                              /s/ Mark Hemmeter
                                              ---------------------------------
                                              Mark Hemmeter
                                              Executive Vice President,
                                              Secretary and Treasurer

         The Company's 1994 Annual Report is being mailed to Stockholders concurrently with this Proxy Statement.

                          RESORT INCOME INVESTORS, INC.

                               ------------------

                                 PROXY STATEMENT

                               ------------------

         This proxy statement is furnished, on May 23, 1995 to stockholders of record as of the Record Date (the "Stockholders") of Resort Income Investors, Inc. (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders (the "Meeting") when it is convened on June 29, 1995 at 9:00 a.m. (the "Meeting Date"), or any subsequent adjournment thereof.

         THE PROXIES SOLICITED BY THE COMPANY PURSUANT TO THIS PROXY STATEMENT ARE SOLICITED FOR USE AT THE MEETING WHEN CONVENED ON THE MEETING DATE AND ANY SUBSEQUENT ADJOURNMENTS AND MAY NOT BE USED FOR ANY PURPOSE, INCLUDING THE DETERMINATION OF WHETHER A QUORUM IS PRESENT, PRIOR TO THE MEETING DATE. THEREFORE, IT IS ANTICIPATED THAT THE BUSINESS OF THE COMPANY TO BE CONSIDERED AT THE MEETING, WITH RESPECT TO WHICH PROXIES ARE SOLICITED PURSUANT TO THIS PROXY STATEMENT, WILL BE ADDRESSED ON THE MEETING DATE.

         The by-laws of the Company (the "Bylaws") require that the Annual Meeting of Stockholders of the Company for any year be held on or before June 30 of the following year. Therefore, the 1994 Annual Meeting of Stockholders of the Company will be convened on June 29, 1995. Stockholders who wish to attend the Meeting are urged to contact Kristen Sorice at (303) 863-2406, to advise the Company of their intention to attend the Meeting so that appropriate arrangements can be made.

         The solicitation of proxies will be by mail and the cost will be borne directly by the Company. The Company may retain the services of a proxy solicitor in connection with this solicitation but shall not pay more than $15,000 for such services. Upon request, the Company will reimburse banks, brokers, nominees and related fiduciaries for reasonable expenses incurred by them in sending annual reports and proxy materials to beneficial owners of shares of common stock of the Company (the "Shares") to the extent required by Rule 14a-13(a-b) under the Securities Exchange Act of 1934, as amended.

         The Shares represented by properly executed proxies in the accompanying form received by the Board of Directors prior to the Meeting Date will be voted at the Meeting on the Meeting Date. Shares not represented by properly executed proxies will not be voted. Where a Stockholder specifies a choice in a proxy with respect to any matter to be acted upon, the Shares represented by such proxy will be voted as specified. When a Stockholder does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal referred to therein, the Shares represented by such proxy will be voted with respect to such proposal in accordance with the recommendations of the Board of Directors described herein. A Stockholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Secretary of the Company before the proxy is voted at the Meeting on the Meeting Date; (ii) executing and delivering a later-dated proxy; or (iii) attending the Meeting on the Meeting Date and voting his or her Shares in person.

         The affirmative vote of a majority of the Shares present in person or represented by proxy at the Meeting is required for the election of Directors and the ratification of the independent auditors. With regard to the election of Directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes (Shares not voted by brokers due to the absence of instructions from street name holders) on a matter are not considered voted, present or represented on that matter and thus have no effect on the outcome of the election of Directors.

         The close of business on May 8, 1995 has been fixed as the record date (the "Record Date") for the determination of Stockholders entitled to notice of and to vote at the Meeting. On such date, the Company had outstanding 4,156,000 Shares, each of which entitled the holder thereof to one vote at the Meeting. Only Stockholders of record as of the Record Date will be entitled to vote at the Meeting or any adjournments thereof. A quorum, consisting of the holders of at least a majority of the issued and outstanding Shares eligible to vote, must be present, in person or by proxy, at the Meeting for valid Stockholder action to be taken. Stockholders do not have any appraisal or similar rights of dissenters with respect to the matters to be considered at the Meeting.

         The mailing address of the principal executive offices of the Company is One Norwest Center, 1700 Lincoln, 49th Floor, Denver, Colorado 80203-4549. This Proxy Statement and the related proxy card are being mailed to the Stockholders on or about May 23, 1995.

                    MATTERS TO BE CONSIDERED BY STOCKHOLDERS

1.       ELECTION OF DIRECTORS

         Four (4) Directors will be elected at the Meeting, each to serve until the next Annual Meeting of Stockholders or otherwise as provided in the Bylaws and until their respective successors are elected and qualified. Pursuant to the Bylaws, a majority of the Directors (the "Independent Directors") must be unaffiliated with the Investment Manager, as hereinafter defined, while the remaining Directors shall be affiliated with the Investment Manager (the "Affiliated Directors"). Unless instructions to the contrary are given, the persons named as proxy voters ("Proxies") in the accompanying proxy, or their substitutes, will vote for the following nominees for Director with respect to all proxies received by the Company. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Independent Directors with respect to the Independent Directors and by the remaining Directors, after considering the recommendation of the Investment Manager, with respect to the Affiliated Directors.

         The Bylaws provide that an Independent Director may not, directly or indirectly (including through a member of his immediate family), own any material interest in, be employed by, have any present material business or professional relationship with, or serve as an officer or director of, the Investment Manager or its Affiliates. Additionally, an Independent Director may not serve as a director or trustee for more than two other programs sponsored by the Investment Manager or its Affiliates, and may not perform other services for the Company, except as a Director. The names of the nominees for Independent Director and certain information regarding them, including their principal occupations for the past five years, are as follows:

                                                                                                                       YEAR FIRST
                                                                                                                       BECAME A
             NAME                              AGE       PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS                   DIRECTOR
             ----                              ---       -------------------------------------------                   --------

             Daniel D. Lane .................  60        Director of the Company and member of the audit               1990
                                                         committee. Mr. Lane is one of two founding principals and
                                                         serves as Chairman and Chief Executive Officer of Newport
                                                         Beach, California-based Lane/Kuhn Pacific, Inc.  The
                                                         company presently consists of several master-planned
                                                         community development and home-building partnerships,
                                                         including East Lake Development Company, Lane/Kuhn
                                                         Pacific Communities and Lane/Kuhn Pacific Homes.  In
                                                         1960, Mr. Lane founded Lan Ron Enterprises and its
                                                         related entities.  These companies engaged in the
                                                         development of thousands of single-family homes.  Mr.
                                                         Lane also served as managing partner of Cadillac Fairview
                                                         Homes West from 1977 to 1983.  Mr. Lane has been a member
                                                         of the Board of Directors of Fidelity National Financial,
                                                         Inc. since 1992 and a member of the University of
                                                         Southern California Board of Trustees since 1987.


             John R. Young ..................  61        Director of the Company and Chairman of the audit             1988
                                                         committee.  Since 1988, Mr. Young has been a consultant
                                                         to the hotel industry and since 1990 he has also been a
                                                         Director and Senior Vice President - real estate and
                                                         development of Horizon Hotels, Ltd.  From 1980 until
                                                         1988, he was Senior Vice President and Treasurer of ITT
                                                         Sheraton Corporation and Executive Vice President of ITT
                                                         Sheraton Realty Corporation.  Mr. Young was responsible
                                                         for directing all domestic and international treasury and
                                                         corporate finance activities regarding corporate finance
                                                         requirements, cash management, bank relationships,
                                                         corporate insurance requirements and risk management.  As
                                                         Executive Vice President of ITT Sheraton Realty
                                                         Corporation, Mr. Young participated and consulted in the
                                                         acquisition, disposal and development of hotel properties
                                                         and he has performed similar services for Horizon since
                                                         1990.  Mr. Young had been employed by ITT Sheraton
                                                         Corporation and its predecessors since 1967.  Mr. Young
                                                         is a member of the American Hotel and Motel Association
                                                         and the Urban Land Institute; and a past Treasurer and
                                                         founding member of the Citizens Housing and Planning
                                                         Association of Greater Boston.

         The Bylaws provide that the two (2) Affiliated Directors shall be nominated by the Directors, after considering the recommendations of the Investment Manager. The names of the nominees for Affiliated Director and certain information regarding them, including their principal occupations for the past five years, are as follows:


                                                                                                                       YEAR FIRST
                                                                                                                       BECAME A
                    NAME                       AGE       PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS                   DIRECTOR
                    ----                       ---       -------------------------------------------                   --------
             Christopher B. Hemmeter ........  55        Chairman of the Board and President of the Company. Mr.       1990
                                                         Hemmeter has been Chairman of the Board of Grand Palais
                                                         Enterprises, Inc. since May 1992 and Chairman of the
                                                         Board of Hemmeter Enterprises, Inc. ("HEI") since its
                                                         inception in August 1993 and its Chief Executive Officer
                                                         since November 1, 1993.  Mr. Hemmeter has been a member
                                                         of the Executive Committee of Harrah's Jazz Company since
                                                         December 1993.  Harrah's Jazz Company is a general
                                                         partnership formed to develop and own the single legally
                                                         permitted land-based casino in New Orleans, Louisiana.
                                                         For the past 25 years, Mr. Hemmeter had been developing
                                                         real estate, first with an emphasis on luxury resort
                                                         hotels and, more recently, with an emphasis on casinos.
                                                         Mr. Hemmeter has developed over $1 billion of real estate
                                                         including destination resort and casino properties. Mr.
                                                         Hemmeter is a member of the Board of Directors of
                                                         Morrison Knudsen Corporation and the Advisory Board of
                                                         the Carter Center at Emory University, member of the
                                                         Board of Overseers of the John Anderson Graduate School
                                                         of Business at the University of California at Los
                                                         Angeles, the Board of Trustees of the National Symphony
                                                         Orchestra and the Board of Directors of The Music Center
                                                         of Los Angeles.  Mr. Hemmeter holds a key license from
                                                         the Colorado Gaming Commission. Mr. Hemmeter is the
                                                         father of Mr. Mark Hemmeter, a Director and the Executive
                                                         Vice President, Secretary and Treasurer of the Company.

             Mark Hemmeter ..................  31        Director, Executive Vice President, Secretary and             1990
                                                         Treasurer of the Company, a Director and senior executive
                                                         of HEI since November 1, 1993 and was Chief Executive
                                                         Officer of HEI and its predecessors from October 1991
                                                         until November 1, 1993.  Mr. Hemmeter has been involved
                                                         in real estate development since 1985 with predecessors
                                                         of HEI and was the President of Hemmeter Design Group,
                                                         Inc. and Hemmeter Aviation, Inc. and a partner in
                                                         Projects International.  Mr. Hemmeter holds a key license
                                                         from the Colorado Gaming Commission.  He is the eldest
                                                         son of Mr. Christopher B. Hemmeter, the Company's
                                                         President and Chairman of the Board.

         The Board of Directors is required to meet at least four times per year either in person or by telephone conference. The Board of Directors met 12 times during 1994, either in person or telephonically. The Board has not established any nominating, compensation or other committees or groups performing similar functions other than an audit committee which is comprised solely of the Independent Directors. The function of the audit committee is to work with the Company's independent auditors and generally oversee the management-auditor relationship. The audit committee met once in 1994. All of the members of the Board of Directors attended more than 80% of the meetings of the Board of Directors and all the Independent Directors attended the one audit committee meeting (which only the Independent Directors are required to attend).

         RECOMMENDATION OF THE BOARD: THE FOREGOING NOMINEES FOR DIRECTOR WILL BE PRESENTED FOR ELECTION BY THE STOCKHOLDERS AT THE ANNUAL MEETING OF STOCKHOLDERS AND THE BOARD OF DIRECTORS RECOMMENDS THAT THEY BE ELECTED.

         The affirmative vote of a majority of the votes cast by Stockholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required to elect each of the nominees listed above.

2.       APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The financial statements of the Company are included in the Company's Annual Report furnished to all Stockholders. The Board of Directors has appointed Deloitte & Touche LLP ("Deloitte & Touche") as independent public accountants for the Company to examine its financial statements for the year 1995 and has determined that it would be desirable to request that the Stockholders approve such appointment. Deloitte & Touche is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent public accountants to the Company.

         Deloitte & Touche acted as the Company's principal accountants for the fiscal years ended December 31, 1992, 1993 and 1994. The total fees for services paid by the Company to Deloitte & Touche in each of 1992, 1993 and 1994 were approximately $45,500, $34,300 and $44,500, respectively. Fees applicable to the audit of the Company's financial statements are reviewed by the Board of Directors before the services are provided. Other services are not normally approved by the Board of Directors before the services are provided, but are subsequently reviewed by the Board of Directors.

         If the Stockholders do not approve the appointment of Deloitte & Touche, the Board of Directors would reconsider the appointment. In view of the difficulty and expense involved in changing independent public accountants on short notice, if the resolution is not approved it is contemplated that the appointment for 1995 will be permitted to stand unless the Board of Directors finds other compelling reasons for making a change. Disapproval of the resolution will be considered as advice to the Board of Directors to select other independent public accountants for the following year. Representatives of Deloitte & Touche are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

         RECOMMENDATION OF THE BOARD: THE FOLLOWING RESOLUTION WILL BE PRESENTED FOR A VOTE OF THE STOCKHOLDERS AT THE ANNUAL MEETING OF STOCKHOLDERS AND THE BOARD OF DIRECTORS RECOMMENDS THAT IT BE APPROVED:

         RESOLVED, that the Stockholders concur in the appointment by the Board of Directors of Deloitte & Touche to serve as independent public accountants for the Company for 1995.

         The affirmative vote of a majority of the votes cast by Stockholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required for the adoption of the foregoing resolution.

                               EXECUTIVE OFFICERS

         The Executive Officers of the Company are selected by the Board of Directors and each serves until his successor is elected and qualified or until his death, resignation or removal by the Board of Directors. The Executive Officers of the Company are Christopher B. Hemmeter, President, and Mark Hemmeter, Executive Vice President, Secretary and Treasurer. The biographies of Messrs. Christopher B. Hemmeter and Mark Hemmeter are set forth above.

                          COMPENSATION OF DIRECTORS AND
                   EXECUTIVE OFFICERS AND RELATED INFORMATION

         The Independent Directors are paid an annual fee of $20,000, payable quarterly, and are reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. Each Independent Director received a fee of $20,000 in 1994. Each Independent Director who served for all of the first quarter of 1995 also received $5,000 in April 1995 as his first quarterly payment for 1995. Neither the Affiliated Directors nor the Executive Officers of the Company received any compensation from the Company in 1994 nor will they in 1995. However, the Affiliated Directors have been and will be reimbursed by the Company for their travel expenses incurred in connection with attending meetings of the Board of Directors. During the year ended December 31, 1994, the Company paid Independent Directors reimbursements aggregating $5,433. The Affiliated Directors and Executive Officers are employees, officers, directors and/or beneficial owners of the Investment Manager and/or its Affiliates and are compensated by such entities, in part, for their services to the Company.

                        COMPARATIVE PERFORMANCE GRAPH

         The graph set forth below compares cumulative stockholder return on the Company's Shares with a cumulative total return on the companies listed on the American Stock Exchange (U.S. Companies) ("AMEX Market Index") and an industry group consisting of publicly-traded mortgage lending real estate investment trusts (the "Industry Index") for the period January 1, 1990 to December 31, 1994. The comparison assumes the investment of $100 in the common stock of the Company, the AMEX Market Index and the Industry Index on January 1, 1990 and the reinvestment of all dividends. The stockholder return of each of the companies in the Industry Index has been weighted according to market capitalization at the beginning of each measurement period.

         The stock price performance shown on the graph is not necessarily indicative of future price performance.

                              PERFORMANCE GRAPH

      Comparison of Five Year Cummulative Total Return Among Resort Income Investors, Inc., AMEX Market Index and NAREIT Mortgage REIT Total Return Index.


                               FISCAL YEAR ENDING

COMPANY                     1990     1991      1992      1993      1994

RESORT INCOME INV INC       97.83    123.28    167.47    248.85    201.72
NAREIT MORTGAGE INDEX       81.63    107.62    109.68    125.64     95.11
AMEX MARKET INDEX           84.80    104.45    105.88    125.79    111.12


                    Assumes $100 Invested on January 1, 1990
                           Assumes Dividend Reinvested
                      Fiscal Year Ending December 31, 1994

           SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of April 1, 1995 by: (i) each Director of the Company who beneficially owns common stock; (ii)each Executive Officer of the Company; (iii) each person that is known by the Company to beneficially own more than 5% of the outstanding Shares; and (iv) all Directors and Executive Officers of the Company as a group. The Stockholders named below have sole voting and investment power with respect to the Shares shown as beneficially owned by them, except as expressly disclosed to the contrary.


                   NAME AND ADDRESS OF               AMOUNT AND NATURE OF      PERCENT
TITLE OF CLASS     BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP      OF CLASS
--------------     ----------------                  --------------------      --------
Common Stock       Christopher B. Hemmeter ...       71,900 shares (1)(2)       approximately 1.7%
                   Hemmeter Enterprises, Inc.
                   One Norwest Center
                   1700 Lincoln
                   49th Floor
                   Denver, Colorado 80203-4549

Common Stock       Mark Hemmeter .............       22,114 shares (2)(3)       less than 1%
                   Hemmeter Enterprises, Inc.
                   One Norwest Center
                   1700 Lincoln
                   49th Floor
                   Denver, Colorado 80203-4549

Common Stock       Daniel D. Lane ............       13,000 shares              less than 1%
                   Lane/Kuhn Pacific, Inc.
                   14 Corporate Plaza
                   Newport Beach, California 92660

Common Stock       John R. Young .............          500 shares              less than 1%
                   155 Walpole Street
                   Dover, Massachusetts 02030

                   All Directors and                105,514 shares (3)          approximately 2.5%
                   Executive Officers of the
                   Company as a group


(1) Of the 71,900 Shares attributable to Mr. Christopher B. Hemmeter, 1,000 Shares are owned by a trust of which his granddaughter, Taylor, is the sole beneficiary and of which he is the trustee; 1,000 Shares are owned by a trust of which his granddaughter, Madeline, is the sole beneficiary of which he is the trustee; and 9,600 Shares are owned by his wife, Patricia. Mr. Hemmeter disclaims ownership of the Shares owned by his wife.

(2) Mr. Mark Hemmeter disclaims ownership of any Shares owned by his father, Mr. Christopher B. Hemmeter, either directly or indirectly. Of the 22,114 Shares attributable to Mr. Mark Hemmeter, 114 are owned directly by his wife, Lisa; 1,000 Shares are owned by a trust of which his daughter, Taylor, is the sole beneficiary; and 1,000 Shares are owned by a trust of which his daughter, Madeline, is the sole beneficiary.

(3) The total indicated is less than the sum of the Shares indicated as attributable to Messrs. Christopher B. and Mark Hemmeter, Daniel D. Lane and John R. Young individually to avoid double counting of the Shares held in trust for Miss Taylor Hemmeter and Miss Madeline Hemmeter.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1.       GENERAL

         The original business plan of the Company contemplated the Company principally making mortgage loans ("Mortgage Loans") which would generally be secured by either luxury destination resorts or unimproved property anticipated to be developed into luxury destination resorts. In light of the state of the real estate market during the early 1990's in general, and the resort development market in particular, the Company has shifted its focus to making mortgage loans secured by gaming-related developments or unimproved property anticipated to be developed into gaming-related developments. The Mortgage Loans will continue to consist primarily of: (i) loans made for the purpose of acquiring, carrying out and engaging in pre-development activities with respect to real property (the "Pre-Development Loans"); and (ii) loans made for the purpose of developing, constructing or refurbishing real property improvements (the "Mini-Permanent Loans"). Although the Company may make Mortgage Loans to borrowers which are affiliates (the "Affiliated Borrowers") of RII Advisors, Inc., the Company's investment manager (the "Investment Manager"), or which are not affiliates of the Investment Manager (the "Non-Affiliated Borrowers") (collectively, the "Borrowers"), most Mortgage Loans will be to Affiliated Borrowers. Mortgage Loans will be secured by a lien on the Borrowers' real property or by other REIT-qualifying security approved by the Directors, including, without limitation, an interest in the Borrower, or by a similar security interest.

         Generally, the Company will make Mortgage Loans which are either Pre-Development Loans or Mini-Permanent Loans. The Borrowers of such Mortgage Loans will be required to pay Points to the Company in an amount equal to a percentage (generally 2% or more) of the Principal of such Mortgage Loans and also may be required to pay Bonus Interest in the form of a participation, generally 10% to 25% of the appreciation of the underlying property for Pre-Development Loans and 10% of the "added value" for Mini- Permanent Loans. Mortgage Loans generally will have maturities of between one and five years, subject to extension; more specifically, Mini-Permanent Loans will have maturities of between four and five years and Pre-Development Loans are anticipated to have terms of between one and three years. The maturity of each Mortgage Loan can be extended for up to two additional years with each 12 month extension requiring the payment of additional Points (2% of the outstanding Principal and Interest Reserve) plus the potential for additional Bonus Interest equal to an additional 2-1/2% of the "increase in value" or "added value" of the collateral property.

         The Company's balance of cash, cash equivalents and investments at market value as of December 31, 1994 was $1,339,298. Cash and cash equivalents represent cash invested in bank accounts and institutional money market funds. A portion of the cash balance is made up of the Company's working capital reserve. The Company maintains a working capital reserve of 1% of its gross offering proceeds received (approximately $500,000). The Company may alter the percentage of such reserves if deemed necessary or advisable.

         Net income for the year ended December 31, 1994 was $3,975,315 or $.96 per Share based on 4,156,000 Shares outstanding during the period. The Company made distributions in the amount of $0.375 per Share on each of May 13, August 12 and November 14, 1994 and January 31, 1995. Thus total distributions for operations in calendar year 1994, some of which was paid in early 1995, were $1.50 per Share. On April 17, 1995, the Company declared a $0.375 per Share distribution paid on May 15, 1995 to Stockholders of record on April 15, 1995. As required under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the distributions, in the aggregate, are at least 95% of the Company's taxable income, thus permitting the Company to continue qualifying as a real estate investment trust ("REIT").

2.       CURRENT INVESTMENTS

         The Company may invest available funds temporarily in investments such as: mortgage-backed securities issued or guaranteed by the United States government or its agencies; other short-term, interest-bearing debt instruments or investment-grade securities; or short-term mortgage loans to Affiliated Borrowers if such temporary investments: (i) mature before the Company expects to have other investment opportunities in Mortgage Loans; (ii) are anticipated to generate yields higher than other temporary investments; and (iii) conform to the Temporary Investments criteria established by a majority of the Directors, including a majority of the Independent Directors. Temporary mortgage loan investments will not generate Bonus Interest and are generally expected to achieve rates of returns less than presently anticipated to be attainable from the Mortgage Loans the Company intends to make.

         The Company currently has eight temporary investments outstanding totalling $41,855,000 in principal. Each of the borrowers is an Affiliated Borrower. No Bonus Interest will be payable in connection with any of the Temporary Investments and the Temporary Investments are not covered by the Mortgage Loan Purchase Guaranty.

         The Company made a loan to Canadian Pavilion Limited Partnership (the "Canadian Pavilion Borrower") in the amount of $2,600,000 (the "Canadian Pavilion Investment"), on or about November 19, 1991. The proceeds were applied as follows: $1,000,000 to purchase the $2,900,000 of defaulted mortgages and notes encumbering the subleasehold interest in the Canadian Pavilion and approximately $800,000 was advanced to an affiliate of the Canadian Pavilion Borrower for it to purchase the subleasehold interest from a third party. The remaining $800,000 was used to provide working capital to the Canadian Pavilion Borrower. Immediately after the closing of the Company's loan, the interest of this third party was transferred to the Canadian Pavilion Borrower. The Canadian Pavilion is a wharf-front property on the Mississippi River in downtown New Orleans. It is part of the International Pavilion which was erected as an exhibition hall for the 1984 World's Fair. The maturity of the Canadian Pavilion Investment has been extended by the Company, most recently on December 16, 1994, to the earlier of demand or June 30, 1995. Until May 18, 1994, the Canadian Pavilion Investment interest rate was 9 1/2% per annum, payable quarterly in arrears; thereafter, the Canadian Pavilion interest rate increased to 22% per annum, payable quarterly in arrears, of which 11.5% accrues and will be payable upon repayment of the loan. The Company did not receive fees in connection with any of the extensions. The Canadian Pavilion Borrower is current on its interest payments to the Company. The Canadian Pavilion Borrower is currently marketing the Canadian Pavilion for sale as a storage or similar facility to third-party buyers.

         On February 11, 1992, the Company funded the initial draws for two demand loans to Outlaws Casino, Ltd. (the "Outlaws Borrower") with current balances of $1,600,000 (the "Crook Investment") and $605,000 (the "Hudspeth Investment") (collectively, the "Outlaws Investments"). The Outlaws Borrower sought the loans in order to fund a portion of the acquisition of a small casino, the Outlaws Casino, located on two adjacent parcels of land in Black Hawk, Colorado, known as the Crook Parcel (approximately 16,000 square feet) and the Hudspeth Parcel (approximately 5,500 square feet). The Outlaws Borrower originally planned to combine the Crook Parcel and the Hudspeth Parcel and construct an approximately 50,000 square foot casino containing approximately 800 slot machines. The Outlaws Investments are secured by an assignment of a partnership interest in the Outlaws Borrower; the Crook Investment is also secured by a second mortgage on the Crook Parcel which is subordinated to a seller note in the amount of $3,400,000; and the Hudspeth Investment is also secured by a second mortgage on the Hudspeth Parcel which is subordinate to a first mortgage in the amount of $700,000.

         The plans for the expansion and renovation of the Outlaws Casino have since been abandoned by the Outlaws Borrower because of the perceived competition from other casinos in Black Hawk, including Bullwhackers, a casino owned by an affiliate of the Outlaws Borrower. The Outlaws Borrower is currently marketing the parcels, and the 74 slot casino currently operating thereon, for sale. The maturity of the Outlaws Investments has been extended by the Company, most recently on September 14, 1994, to June 30, 1995. The Outlaws Investments bear interest at 9 1/2% per annum, payable quarterly in arrears. The Outlaws Borrower is current on its interest payments to the Company.

         On May 12, 1992, the Company made a loan in the amount of $900,000 (the "Waikiki Investment") to Hemmeter Investment Company, a Hawaii general partnership. Mideast China and Trading Company (the "Waikiki Borrower") is the successor to Hemmeter Investment Company and has assumed its obligations under the Waikiki Investment. The proceeds of the Waikiki Investment, which was funded on May 27, 1992, were used to acquire options on various properties in New Orleans, Louisiana, in connection with gamingrelated developments by affiliates of the Investment Manager. The Waikiki Investment is secured by a leasehold mortgage on the International Marketplace, an upscale retail center in Honolulu, Hawaii (the "Waikiki Property"), Mr. Christopher B. Hemmeter's personal guaranty and a collateral assignment of the Waikiki Borrower's interest as the sub-sublessor of the Waikiki Property. The Waikiki Investment bears interest at 9 1/2% per annum, payable quarterly in arrears. The maturity of the Waikiki Investment was extended by the Company on September 14, 1994, to the earlier of demand or March 31, 1995 in consideration for which the interest rate was increased to 19.5%, 10% of which accrues and is payable upon the principal payoff of the Waikiki Investment. On March 16, 1995, the Company agreed to further extend the maturity of the Waikiki Investment to June 30, 1995.

         On April 6, 1994, the Company made a loan in the amount of $1,000,000 (the "Waikiki II Investment") to the Waikiki Borrower. The proceeds of the Waikiki II Investment, which was funded on April 8, 1994, were used for working capital for Grand Palais Casino, Inc. ("GPCI"), an affiliate of the Investment Manager. GPCI is a one-third owner of Harrah's Jazz Company ("HJC"), the entity that intends to develop and run the single legally permitted land-based casino in Louisiana (the "New Orleans Casino"). The Waikiki II Investment is secured by a leasehold mortgage on the Waikiki Property, Mr. Christopher B. Hemmeter's personal guaranty and a collateral assignment of the Waikiki Borrower's interest as the sub-lessor of the Waikiki Property. The liens on the Waikiki Property securing the Waikiki and Waikiki II Investments are of equal priority. The Waikiki II Investment bears interest at 9 1/2% per annum, payable quarterly in arrears and was to mature on demand or October 8, 1994. On September 16, 1994 the loan was extended to the earlier of demand or March 31, 1995, in consideration for which the interest rate was increased to 19.5%, 10% of which accrues and is payable upon the principal payoff of the Waikiki II Investment. On March 16, 1995, the Company agreed to further extend the maturity of the Waikiki II Investment to June 30, 1995. The Company did not receive any fees in connection with the extension. The Waikiki Borrower is current on its interest payments to the Company.

         On August 27, 1992, the Company made a loan to 228 Poydras Street Parking Limited Partnership ("228 Poydras L.P.") in the amount of $580,000 to be used to purchase 228 Poydras Street, New Orleans, Louisiana ("228 Poydras"). 228 Poydras L.P. acquired 228 Poydras with the intention of using it as a parking facility in connection with the proposed land-based gaming operations to be conducted by HJC. On November 16, 1994, the Company's 228 Poydras Investment was repaid by HJC.

         As one of its Initial Investments, the Company loaned $12,900,000 (the "Sint Maarten Loan") to R.C.H. Investments, N.V. (the "Sint Maarten Borrower"), which was secured by a second mortgage on a 28-acre site on the island of Sint Maarten in the Netherlands Antilles (the "Sint Maarten Property"). This loan matured on May 7, 1992. On May 12, 1992, the Company agreed to make a new loan to the Sint Maarten Borrower in the amount of $12,900,000 (the "New Sint Maarten Loan") to replace the Sint Maarten Loan. The New Sint Maarten Loan had an original term of approximately 12 months, and was scheduled to mature on May 7, 1993. The New Sint Maarten loan was extended by the Company for 30 days at which time it was replaced with a temporary investment (the "Sint Maarten Investment") which was scheduled to mature on the earlier of demand or June 6, 1994. On June 2, 1994, the Company agreed to extend the maturity of the Sint Maarten Investment from the earlier of demand or June 6, 1994 to the earlier of demand or December 31, 1994. In connection with this extension, the Sint Maarten Borrower agreed to an increased interest rate of 14-1/2% per annum, an increase of 1/2% over the then current rate. In December 1994, the Sint Maarten Borrower transferred its interests in the Sint Maarten Property and the attendant obligation related to the New Sint Maarten Loan to R.C.H. Investments, L.L.C., a Delaware limited liability company, whose constituent members are the shareholders of the Sint Maarten Borrower (the "New Sint Maarten Borrower"). On December 29, 1994, the Board of Directors of the Company agreed to a further extension of the Sint Maarten Investment to June 30, 1995, however, the demand feature was withdrawn in consideration for which the interest rate of the Sint Maarten Investment may be increased prior to maturity at the option of the Company. The New Sint Maarten Borrower continues its efforts to sell this property. The New Sint Maarten Borrower is current on its interest payments to the Company.

         On January 4, 1994, the Company made a loan to Christopher B. Hemmeter in the amount of $12,900,000 (the "Hemmeter Investment"), the proceeds of which were used for working capital purposes for Mr. Hemmeter's various gaming affiliates and to retire certain currently outstanding senior indebtedness secured by three of Mr. Hemmeter's residences, one in Hawaii and two in California. This loan was originally secured by junior mortgages on the aforementioned residences, bore interest at 12% per annum, was payable quarterly in arrears, and was scheduled to mature on January 3, 1995. On September 14, 1994, the Board of Directors of the Company agreed to modify the loan to provide for an additional $1,100,000 ("Additional Principal") thereby increasing the principal amount of the loan to $14,000,000. The Additional Principal originally bore interest at the rate of 22%, 12% of which was paid under the same terms as the original loan, and the remaining 10% accrued and will be payable upon the maturity or earlier prepayment of the loan. In addition, the interest rate on the original $12,900,000 in principal was increased to 21.7% effective October 1, 1994, 12% of which was paid under the same terms as the original loan, and the remaining 9.7% accrued and will be payable upon the maturity or earlier prepayment of the loan. On December 16, 1994, Mr. Hemmeter informed the Directors that he was selling his residence in Hawaii in late December 1994 and requested a release of the Company's lien on the Hawaii residence and an extension of the maturity date of the Hemmeter Investment, including the Additional Principal. In response to Mr. Hemmeter's request, the Directors agreed that: (i) the Company should release its lien on the Hawaii residence, effective January 3, 1995; (ii) the maturity of the Hemmeter Investment, including the Additional Principal, should be extended to June 30, 1995; and
(iii) the interest rate on the Hemmeter Investment and the Additional Principal will be increased to 22.7% and 23%. Thirteen percent of both the Hemmeter Investment and the Additional Principal is now paid under the same terms as described above, and the remaining 9.7% of the Hemmeter Investment and the remaining 10% of the Additional Principal accrues and will be payable upon the maturity or earlier repayment of the Hemmeter Investment and the Additional Principal. On May 2, 1995, the Board of Directors of the Company agreed to a further modification of the loan to provide for an additional $1,000,000 (the "Second Additional Principal") thereby increasing the principal amount of the loan to $15,000,000. The Second Additional Principal bears interest at the rate of 23%, 10% of which will be payable upon the maturity or earlier prepayment of the Second Additional Principal. Mr. Hemmeter is current on his interest payments to the Company.

         On February 13, 1994, the Company made a loan to GPCI in the amount of $4,000,000, bearing interest at the rate of 14% per annum, payable quarterly in arrears. The Company increased this loan in April 1994 by $2,250,000 to an aggregate principal amount of $6,250,000 (the "HJC Investment"). On November 14, 1994, the Company agreed to subordinate the HJC Investment to senior indebtedness of GPCI in the amount of $34,000,000 and to extend the term of the HJC Investment to February 3, 1998 in consideration for which the interest rates were increased to 19.75% effective January 1, 1995. On April 14, 1995, the Company sold the HJC Investment, on an all cash basis, to an unaffiliated third-party for the sum of $6,250,000 plus all accrued and unpaid interest through the date of sale.

         On April 21, 1995, the Company made a loan to Hemmeter Enterprises, Inc. ("HEI"), an affiliate of the Investment Manager, in the amount of $1,000,000, bearing interest at the rate of 12% per annum, payable quarterly in arrears, and due on demand (the "HEI Investment"). HEI, either directly or through affiliated entities, develops, owns and operates gaming and related entertainment facilities. HEI is a partner in the New Orleans Casino and a 50% partner in the joint venture which developed and operates one of the nation's largest riverboat gaming projects, known as River City. In addition, HEI developed, owns and operates two of the largest casinos in Colorado, known as Bullwhackers. The proceeds of the HEI Investment will be utilized by HEI for working capital purposes and is secured by the guarantee of Christopher B. Hemmeter.

3.       AFFILIATES OF THE COMPANY

         On February 16, 1991, a majority of the Independent Directors authorized the termination of the investment management agreement with RC&H, Inc. ("RC&H"). Consequently, all rights and responsibilities of RC&H to the Company as its investment manager terminated on May 4, 1991. On such date, RII Advisors, an entity controlled by affiliates of Mr. Christopher B. Hemmeter, the Company's Chairman and President, became the Company's new investment manager. RII Advisors is subject to the same terms and conditions, as investment manager to the Company, as RC&H was previously. In this regard, RII Advisors entered into a substantially identical investment management agreement to that which terminated with RC&H. The Company has paid the Investment Manager a Loan Acquisition Fee aggregating $517,500, all of which was paid as of December 31, 1993.

         HEI, and certain of its affiliates, have and will continue to provide certain architectural, development, design-related, financing, leasing, asset management and brokerage services to the Borrowers or their affiliates in connection with the properties which HEI develops, refurbishes or manages. In consideration of such services, HEI and its affiliates have been and will continue to be paid their usual and customary fees, which may be substantial in amount.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals for the 1995 Annual Meeting of Stockholders will not be included in the Company's Proxy Statement for that meeting unless received by the Company at its executive offices in Denver, Colorado, on or prior to January 10, 1996. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the above is the only business known to management to be acted upon at the Meeting. However, if other matters not known to management should properly come before the Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment.

                                        By the order of the Board of Directors,
                                        /s/ Mark Hemmeter
                                        ----------------------------------------
                                        Mark Hemmeter
                                        Executive Vice President,
                                        Secretary and Treasurer

Denver, Colorado
May 23, 1995

         A COPY OF THE RESORT INCOME INVESTORS, INC. 1994 ANNUAL REPORT ON FORM 10-K WILL BE SUPPLIED TO ANY STOCKHOLDER WITHOUT CHARGE. REQUESTS FOR THE REPORT SHOULD BE DIRECTED TO:

                 RESORT INCOME INVESTORS, INC.
                 ONE NORWEST CENTER
                 1700 LINCOLN
                 49TH FLOOR
                 DENVER, COLORADO 80203-4549

         YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                                      PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RESORT INCOME INVESTORS, INC.
ONE NORWEST CENTER
1700 LINCOLN
49TH FLOOR
DENVER, COLORADO 80203-4549

The undersigned hereby appoints Mark Hemmeter, Alan L. Mayer and Don S. Hershman as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Resort Income Investors, Inc. held of record by the undersigned on May 8, 1995, at the annual meeting of stockholders to be held on June 29, 1995 or any adjournment thereof.

1. ELECTION OF DIRECTORS
   FOR all nominees listed below / /     WITHHOLD AUTHORITY / /
   (except as marked to the contrary     to vote for all nominees listed below
   below)

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

               Christopher B. Hemmeter               Mark Hemmeter
                   Daniel D. Lane                John R. Young

2. PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent public accountants of the Company

                 FOR / /                 AGAINST / /               ABSTAIN / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2.

Please sign exactly as name appears below.

-------------------------------------
(Affix Mailing Label Here)

Date:                              , 1995
      -----------------------------

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------
Signature

--------------------------------------
Signature if held jointly